PINNACLE FINANCIAL PARTNERS, INC.

NAMED EXECUTIVE OFFICERS
2014 PERFORMANCE UNIT AWARD AGREEMENT

THIS PERFORMANCE UNIT AWARD AGREEMENT (the "Agreement") is by and between Pinnacle Financial Partners, Inc., a Tennessee corporation (the "Company"), and ___________ (the "Grantee").  Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Pinnacle Financial Partners, Inc. 2004 Amended and Restated Equity Incentive Plan, as amended (the "Plan").

Section 1.  Performance Unit Award.

(a) Grant of Performance Units.  The Company hereby grants to the Grantee, subject to the terms and conditions set forth in this Agreement and in the Plan, [     ] Performance Units (the "Target Amount of Performance Units") (subject to adjustment under Section 4.2 of the Plan) which may be earned by the Grantee in the event that the Company's audited fully diluted earnings per share ("FDEPS") for each of the fiscal years ended December 31, 2014, December 31, 2015 and December 31, 2016 (each such fiscal year a "Performance Period" and collectively, the "Performance Periods") exceed those levels set forth in the Performance Measures attached hereto as Exhibit A; provided that to the extent that the Grantee vests in greater than one hundred percent (100%) of the Target Amount of Performance Units (as provided for in this Section 1(a) and Exhibit A), additional Performance Units will be issued to the Grantee hereunder.  For purposes of clarity and for the avoidance of doubt, the actual number of Performance Units earned by the Grantee pursuant to this Agreement may be a higher or lower number of Performance Units than the Target Amount of Performance Units.   Subject to adjustment under Section 4.2 of the Plan and as provided for in Section 5 of this Agreement, the maximum number of Performance Units that the Grantee may earn under this Agreement shall be [    ] (the "Maximum Amount of Performance Units"). Pursuant to terms of Section 1(b) of this Agreement, the Company shall issue to the Grantee one share of the Company's common stock, $1.00 par value per share (the "Common Stock") for each Performance Unit that is earned by the Grantee pursuant to the terms of this Agreement.  Each share of Common Stock issued to the Grantee in settlement of a Performance Unit (the "Restricted Stock") shall be subject to the further restrictions set forth in this Agreement, including Section 1(c) of this Agreement.

(b)
Settlement of Performance Units.  Subject to the Compensation Committee's certification of the Company's FDEPS for a Performance Period, as soon as practicable following the filing of the Company's Annual Report on Form 10-K for each Performance Period with the Securities and Exchange Commission on a date selected by the Company, but in no event later than March 15th of the year following the Performance Period, and subject to the requirements of Section 12 hereof, the Company shall issue, or cause the Company's stock transfer agent to issue, in the name of the Grantee, a stock certificate representing the number of shares of Restricted Stock into which the Performance Units (and any additional Performance Units issued pursuant to Section 5 of this Agreement) are to be settled for such Performance Period in accordance with Section 1(a) of this Agreement and the Performance Measures attached hereto as Exhibit A. Until shares of the Restricted Stock are delivered to the Grantee in settlement of the Performance Units (and any additional Performance Units issued pursuant to Section 5 of this Agreement), the Grantee shall have none of the rights of a stockholder of the Company with respect to such shares of the Restricted Stock issuable in settlement of the Performance Units (and the additional Performance Units, if any), including the right to vote such shares, other than as set forth herein with respect to distributions and dividends. The Grantee's rights with respect to distributions and dividends are set forth in Section 5 of this Agreement.

(c) Lapse of Restrictions on Restricted Stock.  Subject to Sections 5 and 8 hereof, the shares of the Restricted Stock issued to the Grantee in settlement of the Performance Units earned by the Grantee pursuant to Section 1(a) of this Agreement and the Performance Measures attached hereto as Exhibit A (and any additional Performance Units issued pursuant to Section 5 of this Agreement) shall be restricted and subject to forfeiture until such restrictions lapse as provided for in this Section 1(c). The restrictions associated with 50% of the aggregate number of shares of the Restricted Stock issued pursuant to Section 1(b) of this Agreement shall lapse on each of February 28, 2018 and February 28, 2019 (each a "Vesting Date"),  provided (i) the Grantee is employed by the Company or any Subsidiary or Affiliate of the Company on the Vesting Date and (ii) the ratio of Pinnacle Bank's non-performing assets to its total assets as described on Exhibit A (the "NPA Ratio") is not more than [     ] in each case as of December 31 of the fiscal year ending immediately prior to each Vesting Date.  Any shares of the Restricted Stock for which the performance targets identified in this Section 1(c) are not met shall be forfeited immediately following the applicable Vesting Date and the Grantee shall have no further rights with respect to such shares of the Restricted Stock.

Section 2.  Compensation Committee Discretionary Authority.  In the event that the Compensation Committee determines that an event has occurred during any fiscal year after fiscal 2013 which is outside the ordinary course and has impacted the Company's NPA Ratio for such fiscal year, the Compensation Committee shall have the right, in its sole and absolute discretion, to increase or decrease the vesting targets to reflect such event for purposes of calculating the vesting of shares of Restricted Stock under Section 1(c) hereof for such fiscal year and for any or all future fiscal years.

Section 3.  Distribution of Unrestricted Shares.  Subject to the Compensation Committee's certification of the Company's NPA Ratio as of December 31, 2017 and December 31, 2018, certificates representing shares of the Restricted Stock for which the forfeiture restrictions shall have lapsed under Section 1(c) of this Agreement will be distributed to the Grantee as soon as practicable after each Vesting Date on a date selected by the Company but in no event later than March 15th of the year following the year in which the Vesting Date occurs.

Section 4.  Voting Rights.  Certificates representing shares of the Restricted Stock will not be issued prior to the issuance of the shares of the Restricted Stock into which the Performance Units (and any additional Performance Units issued pursuant to Section 5 of this Agreement) shall be settled pursuant to Section 1(b) hereof, and Grantee will have no voting rights with respect to the Performance Units (and any additional Performance Units issued pursuant to Section 5 of this Agreement) or such shares of the Restricted Stock prior to such date.  Prior to the distribution of unrestricted shares pursuant to Section 3, certificates representing shares of the Restricted Stock issued pursuant to this Agreement will be held by the Company (the "Custodian") in the name of the Grantee.  The Custodian will take such action as is necessary and appropriate to enable the Grantee to vote shares of the Restricted Stock (but not the Performance Units) from and after the issuance thereof and prior to the distribution of unrestricted shares pursuant to Section 3 of this Agreement.

Section 5.  Dividend Equivalents and Dividends.

(a) Crediting of Dividend Equivalents on Performance Units. Subject to this Section 5, dividend equivalents shall be credited on the Grantee's Performance Units (other than Performance Units that, at the relevant record date, previously have been settled or forfeited) as follows:

(i) Cash Dividends. If the Company declares and pays a dividend or distribution on shares of the Company's Common Stock in the form of cash, then the Grantee shall be credited with an amount equal to (A) the amount of such dividend on each outstanding share of Common Stock, multiplied by (B) the Maximum Amount of Performance Units that may still vest under this Agreement as of the record date for such dividend or distribution.

(ii) Non-Share Dividends. If the Company declares and pays a dividend or distribution on shares of the Company's Common Stock in the form of property other than shares, then a number of additional Performance Units shall be credited to the Grantee as of the payment date for such dividend or distribution equal to (A) the Maximum Amount of Performance Units that may still vest under this Agreement as of the record date for such dividend or distribution multiplied by (B) the fair market value (as determined by the Compensation Committee) of such property actually paid as a dividend or distribution on each outstanding share of Common Stock at such payment date, divided by (C) the Fair Market Value of a share of the Company's Common Stock at such payment date.

(iii) Common Stock Dividends and Splits. If the Company declares and pays a dividend or distribution on shares of the Company's Common Stock in the form of additional shares of Common Stock, or there occurs a forward split of the Company's Common Stock, then a number of additional Performance Units shall be credited to the Grantee as of the payment date for such dividend or distribution or forward split equal to (A) the Maximum Amount of Performance Units that may still vest under this Agreement as of the record date for such dividend or distribution, multiplied by (B) the number of additional shares actually paid as a dividend or distribution or issued in such split in respect of each outstanding share of Common Stock.

(b) Adjustment of Dividend Equivalents on Performance Units. If any Performance Unit granted under this Agreement is not earned (or is otherwise forfeited) for any reason, including as a result of the failure of the Company to achieve FDEPS for any Performance Period at or above any minimum or threshold level required pursuant to the Performance Measures attached hereto as Exhibit A, any dividend or distribution previously credited with respect to such Performance Unit, whether in the form of cash or additional Performance Units, shall be forfeited on the date on which the underlying Performance Units are forfeited.

(c) Payment of Dividend Equivalents on Performance Units. Any cash credited to the Grantee under Section 5(a) of this Agreement prior to the vesting of the Performance Units on which such cash is credited shall be accrued (without interest and earnings) rather than paid to the Grantee when such dividend or distribution is paid.  At the time a Performance Unit is settled into shares of the Restricted Stock pursuant to Section 1(b) of this Agreement, the Company shall pay any amounts accrued in respect of dividends or distributions on those Performance Units as shall have been so settled to the Custodian who shall hold such amounts in escrow for payment to the Grantee in the event that, and in such percentage as, the forfeiture restrictions with respect to the shares of the Restricted Stock issued in settlement of such Performance Units shall lapse in accordance with Section 1(c) of this Agreement. In the event that the forfeiture restrictions applicable to any of the shares of the Restricted Stock pursuant to Section 1(c) of this Agreement do not lapse, any cash previously credited pursuant to Section 5(a) of this Agreement in respect of such shares of the Restricted Stock or Performance Units from which such shares of the Restricted Stock were settled shall be forfeited by the Grantee. Any additional Performance Units credited to the Grantee pursuant to Section 5(a)(ii) or (iii) of this Agreement shall vest and, thereafter be settled in a like number of shares of the Restricted Stock, only if the performance measures applicable to the Performance Units on which such additional Performance Units were payable are achieved.  Any shares of the Restricted Stock issued in settlement of such additional Performance Units shall be subject to the forfeiture restrictions set forth in Section 1(c) of this Agreement and shall be held by the Custodian until such time as unrestricted shares shall be distributed to the Grantee pursuant to Section 3 of this Agreement. In the event that the forfeiture restrictions applicable to any of the shares of the Restricted Stock pursuant to Section 1(c) of this Agreement do not lapse, any shares of the Restricted Stock issued in settlement of any additional Performance Units issued pursuant to Section 5(a)(ii) or (iii) of this Agreement shall be forfeited by the Grantee.

(d)   Payment of Dividends on Shares of Restricted Stock.  All dividends (whether paid in cash, shares of Common Stock or other property) paid by the Company following the date that shares of the Restricted Stock are issued in settlement of the Performance Units (and any additional Performance Units issued pursuant to Section 5 of this Agreement) pursuant to Section 1(c) of this Agreement shall be paid to the Custodian to be held in escrow for the benefit of the Grantee, and shall not be remitted to the Grantee until such time as the forfeiture restrictions with respect to the shares of the Restricted Stock on which such dividends were paid lapse in accordance with Section 1(c) of this Agreement.  Stock dividends issued with respect to the shares of the Restricted Stock issued in settlement of the Performance Units shall be treated as additional shares of the Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares of Restricted Stock on which such dividends were paid.  Notwithstanding the foregoing, no dividend rights shall inure to the Grantee following the forfeiture of the Restricted Stock pursuant to Section 1(c) of this Agreement and any dividends or other distributions previously paid on shares of the Restricted Stock for which the forfeiture restrictions did not lapse or Performance Units which were settled into such shares of the Restricted Stock shall be forfeited by the Grantee and promptly remitted to the Company by the Custodian.

Section 6.  Termination/Change of Status.

(a) Termination Other Than for Death, Disability or Retirement.  In the event that the Grantee's employment by the Company (or any Subsidiary or Affiliate of the Company) terminates for any reason, other than death, Disability or Retirement, all Performance Units for which the Performance Measures set forth in Exhibit A have not been achieved and all shares of the Restricted Stock issued in settlement of any Performance Units for which the forfeiture restrictions have not lapsed prior to the date of termination shall be immediately forfeited and the Grantee shall have no further rights with respect to such Performance Units or shares of the Restricted Stock.

(b) Termination for Death or Disability. In the event that the Grantee's employment terminates by reason of death or Disability (i) all the shares of the Restricted Stock the Grantee had been issued in settlement of Performance Units (including those shares being held by the Custodian), or that were then issuable with respect to a completed Performance Period, shall as of the date of the Grantee's death or the date that the Company determines that the Grantee is disabled, as applicable, be deemed vested and the restrictions under the Plan and this Agreement with respect to such shares of the Restricted Stock, including the restriction on transferability set forth in Section 6 of this Agreement, shall automatically expire, and shall be of no further force or effect; and (ii) the Grantee shall as of the date of the Grantee's death or the date that the Company determines that the Grantee is disabled, as applicable, vest in the number of Performance Units granted under this Agreement for which the Performance Period was not completed as of such date as the Compensation Committee determines, based on the Company's actual performance in respect of the performance goals related to the Performance Units for the period from the date of this Agreement through the date the Grantee dies or the Company determines that the Grantee has become disabled, as applicable, would be expected to vest for those Performance Periods that are not yet completed, or if such number of Performance Units is not then determinable, in the Target Amount of Performance Units, and such Performance Units, and any shares of the Restricted Stock issuable in settlement thereof, shall be deemed vested and the restrictions under the Plan and this Agreement with respect to such Performance Units, and shares of the Restricted Stock, including the restriction on transferability set forth in Section 6 of this Agreement shall expire and be of no further force or effect.

(c) Termination for Retirement.  In the event that the Grantee's employment by the Company (or any Subsidiary or Affiliate of the Company) terminates by reason of Retirement, the forfeiture restrictions on a pro rata portion of the Performance Units that would have vested for the Performance Period in which the Grantee's Retirement occurred but for the fact that the Grantee was not employed for the entire Performance Period shall lapse as of the date that such Performance Units would have been settled pursuant to Section 1(b) of this Agreement if the Grantee's employment had not terminated by reason of Retirement and such Performance Units shall be deemed vested in an amount equal to the product of (i) the number of  Performance Units granted under this Agreement for the Performance Period in which the Grantee's employment terminates by reason of Retirement that would have vested based on the Company's actual performance for the Performance Period and (ii) the quotient, expressed as a percentage, resulting from dividing (A) the number of days that have lapsed as of the Grantee's date of Retirement from the first day of the applicable Performance Period and (B) 365.  Shares of the Restricted Stock shall be issued to the Custodian for the benefit of the Grantee in settlement of the Performance Units that are vested pursuant to this Section 6(c) in accordance with the terms of Section 1(b) of this Agreement, and such shares shall remain subject to the forfeiture restrictions set forth in Section 1(c) of this Agreement and such other restrictions, including the restriction on transferability set forth in Section 6 of this Agreement, applicable to shares of the Restricted Stock issued hereunder.  Any shares of the Restricted Stock issued to the Grantee prior to the termination of his employment by reason of Retirement, or otherwise issued to the Grantee in settlement of the Performance Units as provided for in this Section 6(c), shall not be (except as provided in the following sentence) forfeited by the Grantee upon his Retirement, but shall remain issued in the name of the Grantee (and held by the Custodian for the benefit of the Grantee) and shall be released to the Grantee as uncertificated shares in accordance with Section 3 of this Agreement in the event that the NPA Ratios do not exceed [     ] as of the Vesting Dates. In the event that the NPA Ratio as of December 31, 2017 or the NPA Ratio as of December 31, 2018 exceed [    ] the Grantee shall forfeit 50% or 100%, as applicable, of the shares of the Restricted Stock issued pursuant to this Section 6(c). In the event that the Grantee dies following the termination of his employment for Retirement but before shares of the Restricted Stock are released to the Grantee in accordance with Sections 1(c) and 3 of this Agreement, all such shares shall, as of the date of the Grantee's death, be deemed vested and the restrictions under the Plan and this Agreement with respect to such shares, including the restriction on transferability set forth in Section 6 of this Agreement, shall expire and be of no further force or effect.

Section 7.  No Transfer or Pledge of Restricted Stock.  The Performance Units issued hereunder may not be assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of.  No shares of the Restricted Stock issued pursuant to Sections 1(c) or 5 hereof may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of prior to the date the forfeiture restrictions with respect to such shares have lapsed, if at all, on any Vesting Date.

Section 8.  Withholding of Taxes.   If the Grantee makes an election under section 83(b) of the Code with respect to the shares of Restricted Stock issued pursuant to Section 1(c) hereof, the issuance of such shares shall be conditioned upon the Grantee making prompt payment to the Company of any applicable withholding obligations or withholding taxes by the Grantee ("Withholding Taxes").  Failure by the Grantee to pay such Withholding Taxes will render this Agreement and the shares of the Restricted Stock issued pursuant to Section 1(c) hereof null and void ab initio and the shares of the Restricted Stock granted hereunder will be immediately cancelled.  If the Grantee does not make an election under section 83(b) of the Code with respect to the shares of Restricted Stock issued pursuant to Section 1(c) hereof, upon a Vesting Date with respect to any portion of such shares (or property distributed with respect thereto), the Company shall cancel such shares of the Restricted Stock (or withhold property) having an aggregate Fair Market Value, on the date next preceding the Vesting Date, in an amount required to satisfy the required Withholding Taxes as set forth by Internal Revenue Service guidelines for the employer's minimum statutory withholding with respect to the Grantee.  The Company shall deduct from any distribution of cash (whether or not related to the Award including, without limitation, salary payments) to the Grantee an amount as shall be reasonably required to satisfy the required Withholding Taxes as set forth by Internal Revenue Service guidelines for the employer's minimum statutory withholding with respect to the Grantee pertaining to cash payments under the Award (including any cash dividends made in respect of Performance Units or shares of the Restricted Stock subject to the Award).

Section 9.  Change in Control.  Upon the occurrence of a Change in Control (as defined in the Plan) prior to the vesting of a portion of the Performance Units awarded hereunder, the Compensation Committee, prior to consummation of such Change in Control, shall determine, based on the Company's actual performance in respect of the performance goals related to the Performance Units for the period from the date of this Agreement through the date the Compensation Committee makes such determination, the number of Performance Units that would be expected to vest for the Performance Periods that are not yet completed at such time as the Committee makes its determination and the Grantee shall vest in the greater of (i) such number of Performance Units as the Compensation Committee shall determine and (ii) the Target Amount of Performance Units for such Performance Periods as are not then completed.  The Grantee shall be issued the shares to which he would be entitled under Section 1(c) hereof in respect of the Performance Units that are vested in accordance with this Section 9, and such shares shall not be subject to forfeiture as provided for in Section 1(c) hereof or subject to any other restrictions under the Plan or this Agreement, including the restriction on transferability set forth in Section 6 hereof.  Upon the occurrence of a Change in Control (as defined in the Plan) all of the shares of the Restricted Stock issued pursuant to Section 1(c) hereof prior to such Change in Control shall be deemed vested and the restrictions under the Plan and the Agreement with respect to such shares of the Restricted Stock, including the restriction on transferability set forth in Section 6 hereof, shall automatically expire and shall be of no further force or effect.

Section 10.  Stock Subject to Award.  In the event that the shares of Common Stock of the Company should, as a result of a stock split or stock dividend or combination of shares or any other change, redesignation, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares of the Restricted Stock issued to Grantee pursuant to Section 1(c) hereof shall be equitably and proportionately adjusted to reflect such action.  If any such adjustment shall result in a fractional share, such fraction shall be disregarded.

Section 11.  Stock Power.  Concurrently with the execution of this Agreement, the Grantee shall deliver to the Company a stock power, endorsed in blank, relating to the shares of the Restricted Stock that may be issued to the Grantee pursuant to Section 1(c) hereof.  Such stock power shall be in the form attached hereto as Exhibit B.

Section 12.  Legend.  Each certificate representing shares of the Restricted Stock shall bear a legend in substantially the following form:

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE PINNACLE FINANCIAL PARTNERS, INC. 2004 AMENDED AND RESTATED EQUITY INCENTIVE PLAN, AS AMENDED (THE "PLAN") AND THE PERFORMANCE UNIT AWARD AGREEMENT (THE "AGREEMENT") BETWEEN THE OWNER OF THE RESTRICTED STOCK REPRESENTED HEREBY AND PINNACLE FINANCIAL PARTNERS, INC. (THE "COMPANY").  THE RELEASE OF SUCH STOCK FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND THE AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE COMPANY.

Section 13.  No Right to Continued Employment.  This Agreement shall not be construed as giving the Grantee the right to be retained in the employ of the Company (or any Subsidiary or Affiliate of the Company), and the Company (or any Subsidiary or Affiliate of the Company) may at any time dismiss the Grantee from employment, free from any liability or any claim under the Plan or this Agreement.

Section 14.  Modification to Earlier Awards.  By the acceptance of the benefits of this Agreement, the Grantee and the Company agree that the provisions of any other agreement that the Grantee and the Company have previously entered into providing for the award of restricted stock or restricted stock units to the Grantee are hereby amended and modified to provide (i) that any cash or stock dividends paid to the Grantee prior to the date of this Agreement pursuant to the terms of any such agreements with respect to shares of restricted stock for which the forfeiture restrictions had not yet lapsed at the time that the dividend was paid, or if not yet paid, declared, and did not subsequently lapse prior to the forfeiture of any portion of such award will be recouped, recovered and recaptured by the Company; (ii) that the Company shall be entitled to set off (out of amounts otherwise payable or paid to the Grantee by the Company or any Subsidiary or Affiliate thereof) or otherwise require the Grantee to repay to the Company the amount of any such dividends; and (iii) that any cash or stock dividends paid to the Grantee subsequent to the date of this Agreement pursuant to the terms of any such agreements with respect to shares of restricted stock for which the forfeiture restrictions have not yet lapsed at the time that the dividend is paid and did not subsequently lapse prior to the forfeiture of any portion of such award shall be held in an escrow account (which may be established at Pinnacle Bank), to be released to the Grantee if and when the forfeiture restrictions on the underlying shares of restricted stock lapse.

Section 15.  Governing Provisions.  This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement.  If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern.  By signing this Agreement, the Grantee confirms that he or she has received a copy of the Plan.

Section 16.  Section 409A.  Notwithstanding anything herein to the contrary, to the maximum extent permitted by applicable law, the compensation to be paid to the Grantee pursuant to this Agreement is intended to qualify as a "short-term deferral" pursuant to Section 1.409A-1(b)(4) of the Regulations or to otherwise be exempt from the scope of "deferred compensation" under Section 409A of the Code as restricted property governed by Section 83 of the Code, and this Agreement shall be interpreted consistently therewith.  However, to the extent the payment of any compensation hereunder in connection with the Grantee's termination of employment does not qualify for an exception from treatment as "deferred compensation" subject to Section 409A of the Code, then (a) such amount shall not be payable unless the Grantee's termination of employment constitutes a "separation from service" within the meaning of Section 1.409A-1(h) of the Regulations and (b) if the Grantee is a "specified employee" at such time for purposes of Section 409A(a)(2)(B)(i) of the Code, then to the extent delayed payment of any portion of the Performance Units or shares of the Restricted Stock to which the Grantee is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of the Performance Units or shares of the Restricted Stock shall not be paid to Grantee prior to the earlier of (x) the expiration of the six-month period measured from the date of the Grantee's "separation from service" with the Company or (y) the date of the Grantee's death.  Upon the earlier of such dates, settlement of all Performance Units or shares of the Restricted Stock shall occur as otherwise provided in this Agreement.  In the event compensation payable pursuant to this Agreement is otherwise determined to constitute "deferred compensation" within the meaning of Section 409A of the Code, this Agreement shall be interpreted and administered consistently with the terms thereof.

Section 17.  Miscellaneous.

17.1  Entire Agreement.  This Agreement and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Performance Unit and the shares of the Restricted Stock that may be issued pursuant to this Agreement, and supersede any prior or contemporaneous negotiations and understandings.  The Company and the Grantee have made no promises, agreements, conditions or understandings relating to the Performance Units or the shares of the Restricted Stock that may be issued pursuant to this Agreement, either orally or in writing, that are not included in this Agreement or the Plan.

17.2  Captions.  The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience.  They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

17.3  Counterparts.  This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

17.4  Compliance With Laws and Regulations.  The award of Performance Units (and, if issued in settlement of Performance Units, shares of the Restricted Stock) evidenced hereby shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any governmental or regulatory agency as may be required.

17.5  Notice.  Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company, to the principal office of the Company, and, if to the Grantee, to the Grantee's last known address provided by the Grantee to the Company.

17.6  Amendment.  This Agreement may be amended by the Company, provided that unless the Grantee consents in writing, the Company cannot amend this Agreement if the amendment will materially change or impair the Grantee's rights under this Agreement and such change is not to the Grantee's benefit.

17.7  Successors and Assignment.  Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their heirs, successors, and assigns.  However, neither the Performance Units nor the shares of the Restricted Stock or this Agreement may be assigned or transferred except as otherwise set forth in this Agreement or the Plan.

17.8  Governing Law.  This Agreement shall be governed and construed exclusively in accordance with the laws of the State of Tennessee applicable to agreements to be performed in the State of Tennessee.

[Signature page to follow.]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement to be effective as of ________ __, 2014.

PINNACLE FINANCIAL PARTNERS, INC.:

By:	/s/ Hugh M. Queener
Name:	Hugh M. Queener
Title:	Chief Administrative Officer and Corporate Secretary

GRANTEE:

By:
Name:

EXHIBIT A

Performance Measures

Award Tied to Fiscal 2014 Performance. Should the Company's FDEPS for the fiscal year ended December 31, 2014 ("Fiscal 2014") be less than [     ] (the "Fiscal 2014 Threshold Amount of FDEPS"), then one-third of the Performance Units awarded under the Agreement shall be forfeited as of the earlier of the date that the Company's Annual Report on Form 10-K for Fiscal 2014 is filed with the Securities and Exchange Commission (the "SEC") or the last date that such Form 10-K could be timely filed with the SEC and no shares of the Restricted Stock shall be issued to the Grantee in regards to the portion of the Performance Units granted hereunder related to the Company's Fiscal 2014 Performance Period. Should the Company's FDEPS for Fiscal 2014 equal $[    ] (the "Fiscal 2014 Target Amount of FDEPS"), then the portion of the Performance Units granted pursuant to the Agreement related to the Company's Fiscal 2014 Performance Period shall be settled by the issuance to the Custodian for the benefit of the Grantee of [      ] shares of the Restricted Stock in accordance with Section 1(b) of the Agreement. Should the Company's FDEPS for Fiscal 2014 be equal to or greater than [    ] (the "Fiscal 2014 Maximum Amount of FDEPS"), then the portion of the Performance Units granted pursuant to the Agreement related to the Company's Fiscal 2014 Performance Period shall be settled by the issuance to the Custodian for the benefit of the Grantee of [    ] shares of the Restricted Stock in accordance with Section 1(b) of the Agreement.  In the event that the Company's FDEPS for the Fiscal 2014 Performance Period is between the Fiscal 2014 Threshold Amount of FDEPS and the Fiscal 2014 Target Amount of FDEPS or between the Fiscal 2014 Target Amount of FDEPS and the Fiscal 2014 Maximum Amount of FDEPS, straight line interpolation, rounded up to the next whole share of Common Stock, will be used to determine the number of Performance Units that shall vest and be settled in shares of the Restricted Stock based on the Fiscal 2014 Performance Period.

Award Tied to Fiscal 2015 Performance. Should the Company's FDEPS for the fiscal year ended December 31, 2015 ("Fiscal 2015") be less than [    ] the "Fiscal 2015 Threshold Amount of FDEPS"), then one-third of the Performance Units awarded under the Agreement shall be forfeited as of the earlier of the date that the Company's Annual Report on Form 10-K for Fiscal 2015 is filed with the SEC or the last date that such Form 10-K could be timely filed with the SEC and no shares of the Restricted Stock shall be issued to the Grantee in regards to the portion of the Performance Units granted hereunder related to the Company's Fiscal 2015 Performance Period. Should the Company's FDEPS for Fiscal 2015 equal $[    ] (the "Fiscal 2015 Target Amount of FDEPS"), then the portion of the Performance Units granted pursuant to the Agreement related to the Company's Fiscal 2015 Performance Period shall be settled by the issuance to the Custodian for the benefit of the Grantee of [   ] shares of the Restricted Stock in accordance with Section 1(b) of the Agreement. Should the Company's FDEPS for Fiscal 2015 be equal to or greater than $[     ] (the "Fiscal 2015 Maximum Amount of FDEPS"), then the portion of the Performance Units granted pursuant to the Agreement related to the Company's Fiscal 2015 Performance Period shall be settled by the issuance to the Custodian for the benefit of the Grantee of [     ] shares of the Restricted Stock in accordance with Section 1(b) of the Agreement.  In the event that the Company's FDEPS for the Fiscal 2015 Performance Period is between the Fiscal 2015 Threshold Amount of FDEPS and the Fiscal 2015 Target Amount of FDEPS or between the Fiscal 2015 Target Amount of FDEPS and the Fiscal 2015 Maximum Amount of FDEPS, straight line interpolation, rounded up to the next whole share of Common Stock, will be used to determine the number of Performance Units that shall vest and be settled in shares of the Restricted Stock based on the Fiscal 2015 Performance Period.

Award Tied to Fiscal 2016 Performance. Should the Company's FDEPS for the fiscal year ended December 31, 2016 ("Fiscal 2016") be less than [    ] (the "Fiscal 2016 Threshold Amount of FDEPS"), then one-third of the Performance Units awarded under the Agreement shall be forfeited as of the earlier of the date that the Company's Annual Report on Form 10-K for Fiscal 2016 is filed with the SEC or the last date that such Form 10-K could be timely filed with the SEC and no shares of the Restricted Stock shall be issued to the Grantee in regards to the portion of the Performance Units granted hereunder related to the Company's FDEPS for the Fiscal 2016 Performance Period. Should the Company's FDEPS for Fiscal 2016 equal $[     ] (the "Fiscal 2016 Target Amount of FDEPS"), then the portion of the Performance Units granted pursuant to the Agreement related to the Company's Fiscal 2016 Performance Period shall be settled by the issuance to the Custodian for the benefit of the Grantee of [     ] shares of the Restricted Stock in accordance with Section 1(b) of the Agreement. Should the Company's FDEPS for Fiscal 2016 be equal to or greater than $[     ] (the "Fiscal 2016 Maximum Amount of FDEPS"), then the portion of the Performance Units granted pursuant to the Agreement related to the Company's Fiscal 2016 Performance Period shall be settled by the issuance to the Custodian for the benefit of the Grantee of [     ] shares of the Restricted Stock in accordance with Section 1(b) of the Agreement.  In the event that the Company's FDEPS for the Fiscal 2016 Performance Period is between the Fiscal 2016 Threshold Amount of FDEPS and the Fiscal 2016 Target Amount of FDEPS or between the Fiscal 2016 Target Amount of FDEPS and the Fiscal 2016 Maximum Amount of FDEPS, straight line interpolation, rounded up to the next whole share of Common Stock, will be used to determine the number of Performance Units that shall vest and be settled in shares of the Restricted Stock based on the Fiscal 2016 Performance Period.

FDEPS. For purposes of this Exhibit A, "FDEPS" means the Company's audited fully diluted earnings per share for the Performance Period, as adjusted to eliminate the effects of the following: (a) gains or losses on the sale of a business or a business segment, (b) gains or losses on the extinguishment of debt or the sale of investment securities, (c) asset or investment impairment charges (other than those related to the Company's loan portfolio in the ordinary course of business), (d) restructuring charges, (e) changes in law or accounting principles, and (f) any other expenses or losses resulting from significant, unusual and/or nonrecurring events, as described in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report for the Performance Period, in each case as determined in good faith by the Compensation Committee. Moreover, FDEPS will be adjusted to appropriately account for the effects of any merger or acquisition affecting the Company, any change in the capital structure of the Company or any other corporate transaction affecting the shares of the Company's Common Stock as described in Section 4.2 of the Plan.

NPA Ratio. When calculating the NPA Ratio for purposes of the Agreement, in the event that the Company or a subsidiary of the Company acquires a financial institution or a holding company of a financial institution or a branch office thereof, by way of merger or otherwise, or in the event the Company or a subsidiary of the Company shall acquire in an arms-length purchase from a third party any low-quality asset, such acquired non-performing assets or purchased low-quality assets shall be excluded from the calculation.

EXHIBIT B
STOCK POWER
FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to Pinnacle Financial Partners, Inc. (the "Company"), ___________ shares of the Company's common stock represented by Certificate No. _____.  The undersigned authorizes the Secretary of the Company to transfer the stock on the books of the Company in the event of the forfeiture of any shares issued under the Performance Unit Award Agreement dated ______________, 2014 between the Company and the undersigned.

Dated:            __________, 2014

Signed:

By:
Name:

B- 1